Encore Capital Group, Inc. Q3 2017 EARNINGS CALL Exhibit 99.1

2 CAUTIONARY NOTE ABOUT FORWARD- LOOKING STATEMENTS The statements in this presentation that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, earnings per share, and growth. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including its most recent reports on Form 10-K and Form 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

3 ENCORE UPDATE

4 U.S. MARKET CONDITIONS REMAIN FAVORABLE FOR OUR BUSINESS  Supply continues to improve  Banks are building their loan loss provisions  Net charge-off rates continue to increase  We expect meaningful supply growth for next year and beyond  Pricing remains favorable  Better returns are generating more ERC for each dollar deployed  We continue to build capacity throughout our operations  Commitments for 2018 already total more than $280 million We are positioning ourselves through capacity expansion for a period of strong deployments at attractive returns

5  In line with Encore’s hardship policies, we temporarily suspended collections efforts in impacted areas  Two Puerto Rico-focused pool groups incurred a combined allowance charge of approximately $10M  After the allowance, remaining book value of the Puerto-Rico based accounts in these pools is approximately $12M  We do not anticipate hurricane-related allowance charges on our other pool groups In line with Encore’s hardship policies, we temporarily suspended collections in storm-impacted areas HURRICANES RESULTED IN COLLECTIONS DISRUPTION

6 CABOT’S STRONG DEPLOYMENTS IN Q3 STRENGTHENED ITS POSITION AS THE LEADING DEBT BUYER IN THE U.K.  Cabot had a very strong purchasing quarter in Europe, deploying $165 million at solid returns  Cabot’s liquidation improvement initiatives continue to drive better sustained collections performance on many of its portfolios across a number of vintages  Sustained collections overperformance prompted an allowance reversal of approximately $28M  On October 20, Cabot announced its intention to launch a public offering and apply for admission to the London Stock Exchange

7 ENCORE’S LEVERAGE RATIO IS SIGNIFICANTLY IMPACTED BY THE CONSOLIDATION OF CABOT’S DEBT ON OUR BALANCE SHEET Debt and Debt Ratios1 Upon consummation of a Cabot IPO, we intend to deconsolidate Cabot from Encore’s financial statements Encore With Cabot at 09/30/17 Without Cabot at 09/30/17 Total Debt $2.904 B $1.302 B Total Debt / (Adjusted EBITDA + Collections applied to principal balance)2 2.71x 1.86x Total Debt / Equity 5.08x 2.28x 1) Preferred equity certificates treated as equity. This represents the pro forma impact of removing Cabot’s debt from Encore’s financial statements and does not represent a complete illustration of the deconsolidation of Cabot from Encore’s financial statements. 2) Ratio calculation method is materially consistent with covenants in Encore’s restated credit agreement and senior secured notes

8 Detailed Financial Discussion

9 ENCORE DELIVERED SOLID THIRD QUARTER RESULTS $1.17 Economic EPS2 GAAP EPS1 $1.05 GAAP Net Income1 $28.2 million Adjusted Income2 $30.7 million Estimated Remaining Collections of $6.6 Billion 1) From continuing operations attributable to Encore 2) Please refer to Appendix for reconciliation of Economic EPS and Adjusted Income to GAAP Collections $443 million

10 WORLDWIDE DEPLOYMENTS IN Q3 WERE UP 42% COMPARED TO THE SAME QUARTER A YEAR AGO Q3 2017 Deployments $M United States $111 Europe $177 Other $4 Total $292

11 THIRD QUARTER COLLECTIONS REFLECT GROWTH IN ALL THREE GEOGRAPHIES COMPARED TO A YEAR AGO Collections by Geography 0 100 200 300 400 500 2 0 1 5 2 0 1 6 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 Q4 Q1 Q2 Q3 Collection Sites Legal Collections Collection Agencies $M 0 100 200 300 400 500 2 0 1 5 2 0 1 6 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 Q4 Q1 Q2 Q3 United States Europe Other 417 441 446 443 397 448 434 407 $M Collections by Channel 417 441 446 443 397 448 434 407

Q3 REVENUE REFLECTS EUROPEAN ALLOWANCE REVERSAL PARTIALLY OFFSET BY WEATHER-RELATED IMPACTS IN THE U.S. Revenue by Geography 12 -50 0 50 100 150 200 250 300 350 2 0 1 5 2 0 1 6 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 Q4 Q1 Q2 Q3 United States Europe Other $M 289 291 307 291 272 289 179 271

13 ERC AT THE END OF Q3 REPRESENTS ENCORE’S HIGHEST LEVEL TO DATE Total Estimated Remaining Collections 0 1,000 2,000 3,000 4,000 5,000 6,000 September 2013 September 2014 September 2015 September 2016 September 2017 United States Europe Other 4,022 5,128 5,654 $M 5,733 6,568

ENCORE DELIVERED GAAP EPS OF $1.05 AND ECONOMIC EPS OF $1.17 IN THE THIRD QUARTER OF 2017 14 * Please refer to Appendix for reconciliation of Adjusted EPS / Economic EPS measurements to GAAP $1.05 $0.03 ($0.04) ($0.02) $1.15 $1.17 $0.12 $0.01 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 Net income per diluted share from continuing operations attributable to Encore Convertible notes non-cash interest and issuance cost amortization Acquisition, integration and restructuring related expenses Amortization of certain acquired intangible assets Income tax effect of the adjustments Adjustments attributable to noncontrolling interest Adjusted income per diluted share from continuing operations attributable to Encore - (Accounting)* Adjusted income per diluted share from continuing operations attributable to Encore - (Economic)* 0.5M shares deducted in Q3 2017

15 A NUMBER OF ITEMS IMPACTED OUR Q3 EARNINGS RESULTS  As a result of Hurricane Maria, two Puerto Rico-focused pool groups incurred a combined allowance charge of approximately $10M  Cabot’s sustained collections overperformance prompted an allowance reversal of approximately $28M  Cabot recognized a gain of approximately $5.7M on the redemption of Marlin bonds

SUMMARY 16 Q3 was a solid quarter of financial and operational performance  Supply of charged-off credit card receivables in U.S. continues to grow  Favorable pricing and further liquidation improvements drove YTD core purchase price multiple to 2.0x through Q3  Cabot’s solid performance continues • Very strong purchasing quarter in the U.K. • Liquidation improvement initiatives delivering sustained improved collections performance  On October 20th Cabot announced intention to float

17 Q&A

18 Appendix

19 NON-GAAP FINANCIAL MEASURES This presentation includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company has included information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning Adjusted Operating Expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. The Company has included Adjusted Income Attributable to Encore and Adjusted Income Attributable to Encore per Share (also referred to as Economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses these measures to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included impacts from foreign currency exchange rates to facilitate a comparison of operating metrics that are unburdened by variations in foreign currency exchange rates over time. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income Attributable to Encore, Adjusted Income Attributable to Encore per Share/Economic EPS, and impacts from foreign currency exchange rates have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this presentation a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

RECONCILIATION OF ADJUSTED INCOME AND ECONOMIC / ADJUSTED EPS

Reconciliation of Adjusted Income and Economic / Adjusted EPS to GAAP EPS (Unaudited, In Thousands, except per share amounts), Three Months Ended

	September 30,					
	2017			2016		
	$	Per Diluted Share – Accounting	Per Diluted Share – Economic[6]	$	Per Diluted Share – Accounting	Per Diluted Share – Economic[6]
GAAP net income from continuing operations attributable to Encore, as reported	**$ 28,194**	**$ 1.05**	**$ 1.07**	**$ (1,524)**	**$ (0.06)**	**$ (0.06)**
Adjustments:						
Convertible notes non-cash interest and issuance cost amortization	3,135	0.12	0.12	2,983	0.12	0.12
Acquisition, integration and restructuring related expenses[1]	342	0.01	0.01	3,843	0.15	0.15
Settlement fees and related administrative expenses[2]	---	---	---	2,613	0.10	0.10
Amortization of certain acquired intangible assets[3]	803	0.03	0.03	529	0.02	0.02
Income tax effect of the adjustments[4]	(1,321)	(0.04)	(0.04)	(3,263)	(0.13)	(0.13)
Adjustments attributable to noncontrolling interest[5]	(461)	(0.02)	(0.02)	(1,568)	(0.06)	(0.06)
Adjusted income from continuing operations attributable to Encore	**$ 30,692**	**$ 1.15**	**$ 1.17**	**$ 3,613**	**$ 0.14**	**$ 0.14**

1) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
2) Amount represents litigation and government settlement fees and related administrative expenses. For the three months ended September 30, 2016, amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company's trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.
4) Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.
5) Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.
6) Economic EPS for the three months ended September 30, 2017 excludes approximately 0.5 million shares issuable upon the conversion of the company's senior notes that are included for accounting purposes but will not be issued due to certain hedge and warrant transactions. There were no shares excluded in the calculation of Economic EPS for the three months ended September 30, 2016.

encore CAPITAL GROUP
Better Solutions. Better Life.
20

RECONCILIATION OF ADJUSTED EBITDA

Reconciliation of Adjusted EBITDA to GAAP Net Income (Unaudited, In $ Thousands) Three Months Ended

	9/30/16	12/31/16	3/31/17	6/30/17	9/30/17
GAAP net (loss) income, as reported	**$ (51,946)**	**$ 11,323**	**$ 14,979**	**$ 19,076**	**$ 42,144**
Adjustments:					
(Income) loss from discontinued operations, net of tax	---	(829)	199	---	---
Interest expense	48,632	48,447	49,198	50,516	52,755
Interest income[1]	(694)	(725)	(779)	(919)	(943)
(Benefit) provision for income taxes	(13,768)	28,374	12,067	13,531	17,844
Depreciation and amortization	8,032	8,740	8,625	8,672	8,522
Stock-based compensation expense	633	3,125	750	2,760	3,531
Acquisition, integration and restructuring related expenses[2]	3,843	7,457	855	3,520	342
Gain on reversal of contingent consideration[3]	---	(8,111)	---	(2,773)	---
Settlement fees and related administrative expenses[4]	2,613	---	---	---	---
Adjusted EBITDA	**$ (2,655)**	**$ 97,801**	**$ 85,894**	**$ 94,383**	**$ 124,195**
Collections applied to principal balance[5]	$ 247,427	$ 147,203	$ 188,893	$ 173,946	$ 159,408

1) In the fourth quarter of 2016, we made a change to our presentation of adjusted EBITDA to adjust for interest income. In previous years we did not include interest income as an adjustment because it was immaterial. We have updated prior periods for comparability.
2) Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amounts in the second quarter of 2017 and in the fourth quarter of 2016 represent gains recognized as a result of reversing liabilities for contingent consideration that were established when we acquired two debt solution service providers in Europe. We have adjusted for these amounts because we do not believe they are indicative of ongoing operations.
4) Amount represents litigation and government settlement fees and related administrative expenses. Amount consists of settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
5) Collections applied to principal balance represents (a) gross collections from receivable portfolios less (b) revenue from receivable portfolios, net.

encore CAPITAL GROUP
Better Solutions. Better Life.
21

RECONCILIATION OF ADJUSTED OPERATING EXPENSES

Reconciliation of Adjusted Operating Expenses to GAAP Operating Expenses (Unaudited, In $ Thousands) Three Months Ended

	12/31/15	3/31/16	6/30/16	9/30/16	12/31/16	3/31/17	6/30/17	9/30/17
GAAP total operating expenses, as reported	**$ 206,271**	**$ 205,513**	**$ 197,695**	**$ 200,597**	**$ 183,939**	**$ 196,100**	**$ 210,323**	**$ 202,829**
Adjustments:								
Stock-based compensation expense	(4,749)	(3,718)	(5,151)	(633)	(3,125)	(750)	(2,760)	(3,531)
Operating expenses related to non-portfolio purchasing and recovery business[1]	(26,144)	(26,885)	(28,253)	(26,446)	(29,291)	(27,946)	(26,984)	(28,934)
Acquisition, integration and restructuring related expenses[2]	(2,635)	(3,059)	(3,271)	(3,843)	(7,457)	(855)	(3,520)	(342)
Gain on reversal of contingent consideration[3]	---	---	---	---	8,111	---	2,773	---
Settlement fees and related administrative expenses[4]	---	(2,988)	(698)	(2,613)	---	---	---	---
Adjusted operating expenses related to portfolio purchasing and recovery business	**$ 172,743**	**$ 168,863**	**$ 160,322**	**$ 167,062**	**$ 152,177**	**$ 166,549**	**$ 179,832**	**$ 170,022**

1) Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.
2) Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.
3) Amounts in the second quarter of 2017 and in the fourth quarter of 2016 represent gains recognized as a result of reversing liabilities for contingent consideration that were established when we acquired two debt solution service providers in Europe. We have adjusted for these amounts because we do not believe they are indicative of ongoing operations.
4) Amount represents litigation and government settlement fees and related administrative expenses. Amounts in the first, second and third quarters of 2016 represent settlement and administrative fees related to certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors' results.

encore CAPITAL GROUP
Better Solutions. Better Life.

22

(Unaudited, In Millions, except per share amounts) IMPACT OF FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES Three Months Ended 9/30/17 As Reported Constant Currency Revenue $ 307 $ 306 Operating expenses $ 203 $ 202 Net income* $ 28 $ 28 Adjusted net income* $ 31 $ 31 GAAP EPS* $ 1.05 $ 1.06 Economic EPS* $ 1.17 $ 1.17 Collections $ 443 $ 442 ERC $ 6,568 $ 6,453 23 * From continuing operations attributable to Encore. Note: Constant Currency figures are calculated by employing Q3 2016 foreign currency exchange rates to recalculate Q3 2017 results. All constant currency values are calculated based on the average exchange rates during the respective periods, except for ERC, which is calculated using the changes in the period-ending exchange rates. Management refers to operating results on a constant currency basis so that the operating results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's operating performance. Constant currency financial results are calculated by translating current period financial results in local currency using the prior period’s respective currency conversion rate. Certain foreign subsidiaries’ local currency financial results in our calculation include the translation effect from their foreign operating results.

COST-TO-COLLECT REFLECTS LOWER COSTS IN EUROPE PARTIALLY OFFSET BY CAPACITY EXPANSION COSTS IN THE U.S. 24 Overall Cost-to-Collect1 41.5% 38.4% 37.7% 37.8% 36.9% 40.3% 41.1% [VALUE] 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2 0 1 5 2 0 1 6 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 2 0 1 6 2 0 1 7 Q4 Q1 Q2 Q3 1. Cost-to-Collect = Adjusted operating expenses / collections. See appendix for reconciliation of Adjusted operating expenses to GAAP. 2. Cost-to-collect in Q3 2016 includes the impact of $11 million adjustment to deferred court cost receivable in Europe. Location Q3 2017 CTC Q3 2016 CTC United States 42.9% 41.0% Europe 28.4% 40.3% Other 45.9% 44.1% Encore total 38.4% 41.1% 2